Exhibit 99.1

News Release

Contacts:

Mark A. Smith, Chief Executive Officer	Kevin S. Inda
Geospatial Holdings, Inc.	Corporate Communications, Inc.
msmith@geospatialcorporation.com	Kevin.Inda@cci-ir.com
724-353-3400	407-566-1180

Geospatial Holdings Names David Vosbein

President and Chief Operating Officer

Founder, Former CEO and President of Wellstream Corporation to Lead

Geospatial’s Growing Management Group

PITTSBURGH, PA. - (December 15, 2008) - Geospatial Holdings, Inc. (OTC BB: GSPH) today announced the promotion of David Vosbein, formerly Executive Vice President/Worldwide Strategic Initiatives to the position of President and Chief Operating Officer. Mr. Vosbein will also retain his position as a member of the Board of Directors.

Mr. Vosbein will be filling the position formerly held by Mark A. Smith, the Company’s founder. Mr. Smith will retain his positions as Chief Executive Officer and Chairman.

Prior to joining Geospatial, Mr. Vosbein was the founder and CEO of several successful energy and technology companies.

In 1982 Mr. Vosbein founded Wellstream Corporation, and served as the company’s CEO and President prior to the company’s sale in 1995 to Dresser Industries and subsequent sale in 1998 to Halliburton (NYSE: HAL) and in 2003 to the private equity group Candover Investment Partners. Now Wellstream Holdings, PLC, (www.wellstream.com) is the largest provider of dynamic flexible riser pipelines and static flowlines manufactured for applications in deep and ultra deep undersea environments. Wellstream, which trades on the London Stock Exchange, (symbol “WSM”) employs over 1,000 people internationally with facilities in the U.K., U.S.A., Canada, Brazil and Australia.

Since leaving Wellstream, Mr. Vosbein has served as Founder and CEO of The Offshore Group, an independent oil and gas exploration and production company; established a joint venture flexible pipe production plant in Changchun, China, and founded Simulis, LLC (www.simulis.com) a licensor of patented technology and software tools providing Simulation-Based Assessment and Training Products for the energy, healthcare and aviation industries. Simulis has licensed its technology to Simultech, LLC (www.simultech-usa.com). Customers using Simulis technology include Halliburton, Schlumberger (NYSE: SLB), Weatherford (NYSE: WFT), Pemex, Kaiser Permanente, Smiths Medical, and the American Nurses Association.

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Geospatial Holdings Names President

December 15th, 2008

Mr. Vosbein received a Bachelor of Business Administration/Economics from Tulane University and his Juris Doctor in Admiralty and Oil and Gas Law from Loyola University.

Mark Smith, Geospatial’s CEO stated, “David has proven to be a wonderful addition to the Geospatial team. His 30 years of legal, entrepreneurial and operations experience within the infrastructure industry are exactly what Geospatial needs at this critical point in the Company’s rapid growth.”

Mr. Vosbein stated, “Geospatial’s ability to aggregate critical infrastructure data from above and below ground level and to manage that data for our clients, positions Geospatial to emerge as a leader in the infrastructure data management field. Our business model is strong. We create real value for the municipalities and pipeline operators that are beginning to use our services. Geospatial is uniquely positioned to participate aggressively in the upcoming Obama Administration Infrastructure Economic Stimulus Program.”

ABOUT GEOSPATIAL

Based in Pittsburgh, Pennsylvania, Geospatial operates globally through its wholly-owned subsidiary Geospatial Mapping Systems, Inc. Geospatial is an innovative solutions provider of proprietary infrastructure management technologies. Geospatial’s technologies permit the Company to economically collect and manage on its web-based portal, 3-dimensional geo-referenced maps of above and below ground infrastructure such as pipelines, underground structures, buildings and bridges.

Additional info on Geospatial can be found on our website at www.geospatialholdings.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. The Company makes forward-looking statements in this news release that represent the Company’s beliefs or expectations about future events or financial performance. These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates and projections and are not guarantees of future events or results. When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2008 and in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Report on Form 8-K filed with the Commission on May 1, 2008. In light of these risks, uncertainties and assumptions, the forward-looking events discussed may not occur. In addition, our actual results may vary materially from those anticipated, estimated, suggested or projected. Except as required by law, we do not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise. Investors should, however, review additional disclosures made by the Company from time to time in its periodic filings with the Securities and Exchange Commission. Please use caution and do not place reliance on forward-looking statements. All forward-looking statements made by the Company in this news release are qualified by these cautionary statements.

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